Exhibit 10.8

HOSPIRA 2004 LONG-TERM STOCK INCENTIVE PLAN

(As Amended and Restated as of the Effective Date

and as further amended effective as of December 13, 2006)

HOSPIRA 2004 LONG-TERM STOCK INCENTIVE PLAN
(As Amended and Restated as of the Effective Date
and as further amended effective as of December 13, 2006)

SECTION 1

GENERAL

1.1                                 Purpose, Effective Date and Term.  The purpose of this Hospira 2004 Long-Term Stock Incentive Plan (the “Plan”) is to promote the longer-term financial success of Hospira, Inc. (the “Company”) and its subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further identify their interests with those of the Company’s shareholders. The “Effective Date” of the Plan is the date on which the shares of the Company are distributed to the shareholders of Abbott Laboratories pursuant to the Separation and Distribution Agreement entered into between the Company and Abbott Laboratories (the “Distribution”).  The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the most recent approval of the Plan by the Company’s shareholders.

1.2                                 Administration.  The authority to control and manage the operation of the Plan shall be vested in a committee of the Company’s Board of Directors (the “Committee”) in accordance with Section 6.1.

1.3                                 Participation.  Each recipient of an Abbott Conversion Award as described in Section 4 and each other employee or director of the Company or any subsidiary of the Company who is granted an award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  Awards under the Plan shall be limited to employees and directors of the Company; provided, however, that an award (other than an award of an ISO) may be granted to an individual prior to the date on which he first performs services as an employee or director (including individuals who it is anticipated will transfer from Abbott to the Company within 24 months following the Distribution) provided that such award does not become vested prior to the date such individual commences such services.

1.4                                 Definitions.  Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9).

SECTION 2

AWARDS

2.1                                 General.  Any award under the Plan may be granted singularly, in combination with another award (or awards), or in tandem whereby the exercise or vesting of one award held by a Participant cancels another award held by the Participant.  Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award.  Subject to Section 2.3, an award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its subsidiaries, including without limitation the Hospira Non-Employee Directors’ Fee Plan and the plan of any entity acquired by the Company or any subsidiary.  The types of awards that may be granted under the Plan include:

(a)                                  Stock Options.  A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code or a non-qualified option that is not intended to be an ISO, provided, that no ISOs may be granted after the ten-year anniversary of the earlier of the date of adoption or shareholder approval of the Plan.  Unless otherwise specifically provided by its terms, any option granted under the Plan shall be a non-qualified option.

(b)                                 Stock Appreciation Rights.  A stock appreciation right (a “SAR”) is a right to receive, in cash or Stock, an amount equal to or based upon the excess of: (a) the Fair Market Value of a share of Stock at the time of exercise, over (b) an Exercise Price established by the Committee.

(c)                                  Stock Awards.  A stock award is a grant of shares of Stock or a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.  Such awards may include, but shall not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units.

(d)                                 Cash Incentive Awards.  A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or Stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives.

2.2                                 Exercise of Options and SARs.  An option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event, however, shall an option or SAR expire later than ten years after the date of its grant.  The “Exercise Price” of each option and SAR shall not be less than the par value of a share of Stock; provided however, that the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.  The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including, without limitation, (i) by promissory note, (ii) by tendering, either actually or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, (iii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise or (iv) by any combination thereof.

2.3                                 No Repricing.  Except for adjustments pursuant to Section 3.4 (relating to the adjustment of shares), and reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding option may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price.

2.4                                 Performance-Based Compensation. Any award under the Plan which is intended to be “performance-based compensation” within the meaning of section 162(m) of the Code shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code section 162(m) as may be determined by the Committee.

(a)                                  Performance Measures.  Such performance measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment; return on invested capital; return on equity; or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.  Performance measures may be based on the performance of the Company as a whole or of any one or more business units of the Company and may be measured relative to a peer group or an index.

(b)                                 Partial Achievement.  The terms of any such award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement.

(c)                                  Extraordinary Items.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

2.5                                 Dividends and Dividend Equivalents.  Any award under the Plan, including without limitation any option or SAR, may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the award, which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock.

2.6                                 Deferral of Payment.  To the extent permitted by the Committee or the terms of any award under the Plan, a Participant may defer receipt of the cash or Stock otherwise payable under the award and be credited with interest or dividend equivalents with respect thereto; provided, however, that any award otherwise payable in stock shall continue to be payable only in stock.

2.7                                 Non-U.S. Awards.  The Committee may grant awards, in its sole discretion, to employees and directors of the Company and its subsidiaries who are residing in jurisdictions outside of the United States.  For purposes of the foregoing, the Committee may, in its sole discretion, vary the terms of the Plan in order to conform any awards to the legal and tax requirements of each non-U.S. jurisdiction where such individual resides.  The Committee may, in its sole discretion, establish one or more sub-plans of the Plan and/or may establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions.  For purposes of clarity, any terms contained herein which are subject to variation in a non-U.S. jurisdiction and any administrative rules and procedures established for a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan.  To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 2.7 of the Plan to one or more officers of the Company.

SECTION 3

SHARES SUBJECT TO PLAN

3.1                                 Available Shares.  The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

3.2                                 Share Limitations.  Subject to the following provisions of this subsection 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to Thirty One Million (31,000,000) shares of Stock (all of which may be granted as ISOs). The maximum number of shares of Stock that may be issued in conjunction with awards other than options and SARS shall be 25% of that number of shares in the immediately preceding sentence.

(a)                                  Reuse of Shares.  To the extent any shares of Stock covered by an award are forfeited or are not delivered to a Participant or beneficiary for any reason, including because the award is forfeited or canceled, or is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan

(b)                                 Net Shares.  If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (either actually or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

3.3                                 Limitations on Grants to Individuals.

(a)                                  Options and SARs.  The maximum number of shares of Stock that may be subject to options or SARs granted to any Participant during any calendar year (excluding any awards intended to constitute Conversion Awards) shall be One Million (1,000,000).

(b)                                 Stock Awards.  The maximum number of shares of Stock that may be subject to stock awards described under paragraph 2.1(c) which are granted to any Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), shall be Five Hundred Thousand (500,000).

(c)                                  Cash Incentive Awards.  The maximum dollar amount that may be payable to a Participant pursuant to cash incentive awards described under paragraph 2.1(d) which are granted to any Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), shall be Five Million Dollars ($5 million).

(d)                                 Director Fees. Other than with respect to initial grants to new Directors or one-time grants due to extraordinary circumstances, the maximum number of shares that may be covered by awards granted to any one individual non-employee director pursuant to Section 2.1(a) and 2.1(b) (relating to options and SARs) shall beOne Hundred Thousand (100,000)shares during any calendar year under the terms of the Hospira Non-Employee Director’s Fee Plan and the maximum number of shares that may be covered by awards granted to any one individual non-employee director pursuant to Section 2.1(c) (relating to Other Stock awards) shall be Fifty Thousand (50,000) shares during any calendar year under the terms of the Hospira Non-Employee Director’s Fee Plan.  The foregoing limitations shall not apply to cash-based director fees that the Non-Employee Director elects to receive in the form of Stock or Stock Units.

(e)                                  Dividend, Dividend Equivalents and Earnings.  For purposes of determining whether an award is intended to be qualified as a performance-based compensation, the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any award which is not yet vested shall be treated as a separate award, and (ii) if the delivery of any shares or cash under an award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

3.4                                 Corporate Transactions.  Subject to paragraphs (a) and (b) below, in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust awards to preserve the benefits or potential benefits of the awards and the Plan.  The action required by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the Exercise Price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the award in return for cash payment of the current value of the award, determined as though the award was fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment may be the excess of the value of the Stock subject to the option or SAR at the time of the transaction over the Exercise Price).

(a)                                  Notwithstanding any other provision of this Plan, including the terms of any award granted hereunder, if the outstanding common shares of the Company shall be combined, or be changed into, or exchanged for, another kind of stock of the Company, into securities of another corporation, or into property (including cash) whether through recapitalization, reorganization, sale, merger, consolidation, spin-off, business combination or a similar transaction (a “Transaction”), the Company shall cause its successor or acquiror (or ultimate parent of any successor or acquiror), as applicable, to assume each stock option and SAR outstanding immediately prior to the Transaction (or to cause new options or rights to be substituted therefor).  Pursuant to such assumed or substituted option or rights, holders of such option or right shall thereafter be entitled to receive, upon due exercise of any portion of the option or right, (a) in the event of a Transaction in which the outstanding common shares of the Company are combined, or changed into, or exchanged for, solely another kind of stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares), the securities which that person would have been entitled to receive for common shares acquired through exercise of the same portion of such option or right immediately prior to the effective date of such Transaction, and (b) in the event of a Transaction in which the outstanding common shares of the Company are changed into, or exchanged for, property (including cash) other than solely stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares), securities the fair market value of which immediately following the effective date of such Transaction (as determined by the Committee) equals the fair market value (as determined by the Committee) of the property which that person would have been entitled to receive for common shares acquired through exercise of the same portion of such option or right immediately prior to the effective date of such Transaction.  In each case such assumed or substituted option or right shall continue to be subject to the same terms and conditions (including, without limitation, with respect to any right to receive “replacement options” upon option exercise) to which it was subject immediately prior to the Transaction.

(b)                                 Notwithstanding the immediately preceding paragraph, upon a Transaction in which the outstanding common shares of the Company are changed into, or exchanged for, property (including cash) other than solely stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares) and which constitutes a Change in Control, each holder of an option or SAR may elect to receive, immediately following such Transaction in exchange for cancellation of any stock option or SAR held by such person immediately prior to the Transaction, a cash payment, with respect to each common share subject to such option or right, equal to the difference between the value of consideration (as determined by the Committee) received by the shareholders for a common share of the Company in the Transaction, less any applicable purchase price.

3.5                                 Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)                                  Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)                                 Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

SECTION 4

ABBOTT CONVERSION AWARDS

4.1                                 General.  Certain employees transferred to the employ of the Company and its subsidiaries have received awards under the Plan (“Conversation Awards”) as of the Effective Date as replacement awards for awards granted under the Abbott Laboratories 1996 Incentive Stock Program and the Abbott Laboratories 1991 Incentive Stock Program (the “Abbott Plans”) and cancelled in connection with the Distribution.  The number of such Conversion Awards has been determined by applying a conversion ratio established by the committee administering the Abbott Plans in accordance with the terms of such plans on a basis intended to be consistent with Section 424 of the Code and applicable accounting principles.

4.2                                 Share Limitations.  Conversion Awards shall be taken into account in applying the share limitations set forth in Section 3.2, but shall be excluded in calculating the individual limitations under Section 3.3(a).

4.3                                 Replacement Options.  If an option granted under the Plan constitutes a Conversion Award with respect to an option under the Abbott Plans that provided for the grant of replacement stock options if all or a portion of the exercise price or taxes incurred in connection with the exercise of the option are paid with the delivery (or in the case of payment of taxes, the withholding of shares) of other shares of Abbott Laboratories, then the Conversion Award shall provide for a replacement stock option (a “Replacement Option”).  Each Replacement Option shall cover the number of shares of Stock surrendered (by actual delivery or by attestation) to satisfy the Exercise Price, plus the number of shares surrendered (by actual delivery or attestation) or withheld to satisfy the Participant’s tax liability, shall have an Exercise Price equal to 100% of the of the Fair Market Value of Stock on the date such Replacement Option is granted, shall be first exercisable six months from the date of grant of the Replacement Option and shall have the expiration date of the original option.

SECTION 5

CHANGE IN CONTROL

5.1                                 Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the terms of any award:

(a)                                  If a Participant who is an employee or Director of the Company or a subsidiary at the time of a Change in Control then holds one or more outstanding options or SARs, all such options and SARs then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the option or SAR), and any Stock purchased by the Participant under such option or acquired under such SAR following such Change in Control shall be fully vested upon exercise.

(b)                                 If a Participant who is an employee or Director of the Company or a subsidiary at the time of a Change in Control then holds one or more stock awards described in paragraph 2.1(c) or cash incentive awards described in paragraph 2.1(d), such awards shall be fully earned and vested (and all performance measures deemed to be achieved).

5.2                                 Change in Control.  For purposes of this Plan, unless otherwise provided in an Award Agreement, the term “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(a)                                  the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph 5.2(c) below; or

(b)                                 the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)                                  the date on which there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (a) a merger or consolidation (I) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (II) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(d)                                 the date the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(e)                                  Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to havesubstantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(f)                                    For purposes of this Plan: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

5.3                                 Amendment of Section 5.  The provisions of this Section 5 may not be amended or deleted, nor superseded by any other provision of this Plan during the pendency of a Potential Change in Control.  A “Potential Change in Control” shall exist during any period in which the circumstances described in paragraphs (a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

(a)                                  The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this Section 5.3 shall cease to exist upon the expiration or other termination of all such agreements.

(b)                                 Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board of Directors that there is no reasonable chance that such actions would be consummated.

(c)                                  Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates).

(d)                                 The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (d) shall cease to exist upon a determination by the Board of Directors that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

SECTION 6

COMMITTEE

6.1                                 Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 6.  The Committee shall be selected by the Board.  Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.  Notwithstanding the foregoing, with respect to any action, determination, interpretation or modification with respect to a specific Award granted to a non-Employee Director, other than ministerial actions, the Committee shall be comprised of the Board.

6.2                                 Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)                                  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s employees and directors those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend awards.

(b)                                 To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)                                  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)                                 Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)                                  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

6.3                                 Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or this Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including without limitation, (a) delegating to a committee of one or more members of the Board who are not “independent directors” within the meaning of Section 162(m) of the Code, the authority to grant awards under the Plan to eligible persons who are either (i) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.  Any such allocation or delegation may be revoked by the Committee at any time.  To the extent permitted by applicable law and resolution of the Board, the Committee may delegate all or any part of its responsibilities to any officer of the Company.

6.4                                 Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its subsidiaries as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

Subject to the limitations of Section 5.3, the Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided, that adjustments pursuant to Section 3.4 (and not in violation of paragraphs (a) and (b) thereof) shall not be subject to the foregoing limitations of this Section 7; and further provided that no amendment may (i) remove the provisions of subsection 2.3 (relating to option repricing), (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially increase the aggregate number of securities which may be issued under the Plan, or (iv) materially modify the requirements for participation in the Plan, unless the amendment is approved by the Company’s stockholders.

SECTION 8

GENERAL TERMS

8.1                                 No Implied Rights.

(a)                                  No Rights to Specific Assets.  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any subsidiary shall be sufficient to pay any benefits to any person.

(b)                                 No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

8.2                                 Transferability.  The Committee may provide at the time it makes an award under the Plan or at any time thereafter that such award may be transferable by the Participant, subject to such limitations as the Committee may impose.  Except as otherwise so provided by the Committee, awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

8.3                                 Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

8.4                                 Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

8.5                                 Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.  Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such shares under clause (iii) may not be used to satisfy more than the Company’s minimum statutory withholding obligation.

8.6                                 Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

8.7                                 Successors.  All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

8.8                                 Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

SECTION 9

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)                                  Affiliates.  The term “Affiliates” has the meaning ascribed to it in paragraph 5.2(f).

(b)                                 Beneficial Owner.  The term “Beneficial Owner” has the meaning ascribed to it in paragraph 5.2(f).

(c)                                  Board.  The term “Board” means the Board of Directors of the Company.

(d)                                 Change in Control.  The term “Change in Control” has the meaning ascribed to it in Section 5.2.

(e)                                  Code.  The term “Code” means the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)                                    Committee.  The term “Committee” means the Committee acting under Section 6.

(g)                                 Company.  The term “Company” means Hospira, Inc. and its successors and assigns.

(h)                                 Conversion Award.  The term “Conversion Award” means an award described in Section 4.1.

(i)                                     Director.  The term “Director” means a member of the Board.

(j)                                     Distribution.  The term “Distribution” means the distribution of Company shares to shareholders of Abbott Laboratories pursuant to the Separation and Distribution Agreement.

(k)                                  Exchange Act.  The term “Exchange Act” has the meaning ascribed to it by paragraph 5.2(f).

(l)                                     Exercise Price.  The term “Exercise Price” means the price established with respect to an option or SAR pursuant to Section 2.2.

(m)                               Fair Market Value.  The “Fair Market Value” of the Stock at any time shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation.

(n)                                 ISO.  The term ISO has the meaning ascribed to it in paragraph 2.1(a).

(o)                                 Participant.  The term “Participant” means any individual who has received an award under the Plan.

(p)                                 Person.  The term “Person” has the meaning ascribed to it by paragraph 5.2(f).

(q)                                 Potential Change in Control.  The term “Potential Change in Control” has the meaning ascribed to it in Section 5.3.

(r)                                    SAR.  The term “SAR” has the meaning ascribed to it in paragraph 2.1(b).

(s)                                  Separation and Distribution Agreement.  The term “Separation and Distribution Agreement” means the agreement entered into between the Company and Abbott Laboratories pursuant to which Abbott Laboratories accomplished the spin-off of the Hospira Business (as defined therein).

(t)                                    Stock.  The term “Stock” means common stock of the Company.

(u)                                 Transaction.  The term “Transaction” has the meaning ascribed to it in paragraph 3.4(a).